Marathon Oil Announces Eagle Ford Acquisition
Expanding Basin Scale with Financial and Inventory Accretion

HOUSTON, Nov. 2, 2022 – Marathon Oil Corporation (NYSE: MRO) announced it has entered into a definitive purchase agreement to acquire the Eagle Ford assets of Ensign Natural Resources for total cash consideration of $3.0 billion. The transaction is subject to customary terms and conditions, including closing adjustments, and is expected to close by year-end 2022.

Highlights
•Immediate double-digit accretion to key financial metrics and shareholder distributions consistent with Return of Capital Framework; anticipate raising base dividend an additional 11% post-close
•Adds significant high return, high working interest inventory that immediately competes for capital and is accretive to Marathon Oil inventory life
•Compelling industrial logic that significantly increases Eagle Ford scale by nearly doubling Marathon Oil’s Basin position with high working interest acreage adjacent to the Company’s legacy position
•Executing transaction while maintaining low leverage and investment grade balance sheet

“This acquisition in the core of the Eagle Ford satisfies every element of our exacting acquisition criteria, uniquely striking the right balance between immediate cash flow accretion and future development opportunity,” said chairman, president, and CEO Lee Tillman. “The transaction is immediately accretive to our key financial metrics; it will drive higher distributions to our shareholders consistent with our operating cash flow driven Return of Capital Framework; it’s accretive to our inventory life with high rate-of-return locations that immediately compete for capital; and it offers compelling industrial logic by nearly doubling our position in a Basin where we have a tremendous track record of execution excellence. Importantly, we expect to execute this transaction while maintaining our investment grade balance sheet and while still delivering on our aggressive return of capital objectives in 2022 and beyond.”

Strategic Rationale
•Significant Financial Accretion: The transaction is immediately and significantly accretive to Marathon Oil’s key financial metrics, expected to drive a 17% increase to 2023 operating cash flow1 and a 15% increase to free cash flow1. The transaction was acquired at approximately 3.4x 2023 EBITDA1 and a 17% free cash flow yield1, accretive relative to Marathon Oil’s 2023 stand-alone metrics at the same price deck (4.7x EV/EBITDA2, 13% FCF Yield2).
•Enhances Return of Capital Profile: As the transaction is accretive to Marathon Oil’s cash flow profile, it will immediately enhance shareholder distributions, consistent with the Company’s transparent Return of Capital Framework that is uniquely driven by operating cash flow and, in a $60/bbl WTI or higher price environment, calls for at least 40% of annual operating cash flow to be returned to equity holders. More specifically, Marathon Oil expects the transaction to increase 2023 shareholder distribution capacity by approximately 17%1. Additionally, due to the cash flow accretive nature of the transaction, Marathon Oil expects to raise its quarterly base dividend an additional 11% post transaction close to 10ct/sh. Importantly, for full year 2022, Marathon Oil still expects to meet its objective to return at least 50% of adjusted operating cash flow to shareholders, outperforming its 40% framework minimum.
•Compelling Industrial Logic Expands Scale and is Accretive to Inventory Life and Quality: The transaction significantly expands Marathon Oil’s Eagle Ford position through the addition of 130,000 net acres with 97% working interest located primarily in the prolific condensate and wet gas phase windows of the play. The Company estimates it is acquiring more than 600 undrilled locations, representing an inventory life greater than 15 years, with inventory that immediately competes for capital in the Marathon Oil portfolio. The acreage is adjacent to Marathon Oil’s existing Eagle Ford position, enabling the Company to further leverage its knowledge, experience, and operating strengths in the Basin, while materially increasing its Basin scale to 290,000 net acres and contributing to optimized supply chain accessibility and cost control in a tight service market. The acquisition also includes 700 existing wells, most of which were completed before 2015 with early generation completion designs. These existing locations offer upside redevelopment potential, none of which was considered in the Company’s valuation of the asset or inventory count.
•Maintaining Investment Grade Balance Sheet: Marathon Oil expects to fund the transaction with a combination of cash on hand, borrowings on the company’s revolving credit facility, and new prepayable debt. The Company does not expect the transaction to meaningfully affect its leverage profile, continuing to expect a net debt to EBITDA ratio of less than one3, and coupled with enhanced enterprise scale anticipates positive credit quality implications.

Additional Transaction Details
The 130,000 net acres (99% operated, 97% working interest) Marathon Oil is acquiring from Ensign Natural Resources span Live Oak, Bee, Karnes, and Dewitt Counties across the condensate, wet gas, and dry gas phase windows of the Eagle Ford. Estimated fourth quarter 2022 oil equivalent production is 67,000 net boed (22,000 net bopd of oil). Marathon Oil believes it can hold fourth quarter production flat with approximately 1 rig and 35 to 40 wells to sales per year. The Company’s valuation of the asset was based off this maintenance level program and does not include any synergy credits or upside redevelopment opportunity. The transaction is expected to close by year-end 2022 with an effective date of Oct. 1, 2022. Acquired tangible assets are eligible for full expensing for the purpose of income tax optimization.

Advisors

Morgan Stanley is serving as lead financial advisor to Marathon Oil and is providing committed financing to Marathon Oil with respect to a portion of the purchase price. White & Case LLP is serving as outside legal counsel for Marathon Oil.

Evercore and J.P. Morgan Securities LLC are serving as financial advisors to Ensign Natural Resources. Sidley Austin LLP is serving as principal legal advisor to Ensign Natural Resources.

Footnotes:
1: Based off 2023 forward curve pricing of $81/WTI, $5.10/HH and $26.50/NGL as of 10/27/22; FCF assumes 15% cash tax rate
2: Based off 2023 forward curve pricing of $81/WTI, $5.10/HH and $26.50/NGL as of 10/27/22, MRO share price as of 10/27/22, MRO outstanding share count of 635 million, MRO net debt of $2.9 billion as at 9/30/22; FCF assumes 15% cash tax rate
3: Estimated 12/31/22 Net Debt/EBITDA of approx. 0.9, based on pro-forma net debt at 12/31/22 of approx. $5.4 billion, MRO 2023 consensus EBITDA of approx. $5.1 billion and acquired Ensign 2023 EBITDA of approx. $0.9 billion1

About Marathon Oil
Marathon Oil (NYSE: MRO) is an independent oil and gas exploration and production (E&P) company focused on four of the most competitive resource plays in the U.S. - Eagle Ford, Texas; the Bakken, North Dakota, the STACK and SCOOP in Oklahoma and the Permian in New Mexico, complemented by a world-class integrated gas business in Equatorial Guinea.
Our Framework for Success is founded in a strong balance sheet, ESG excellence and the competitive advantages of our multi-basin portfolio. For more information, please visit www.marathonoil.com

Media Relations Contact:
Karina Brooks: 713-296-2191

Investor Relations Contacts:
Guy Baber: 713 296-1892
John Reid: 713 296-4380

Forward-looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including without limitation statements regarding the anticipated benefits and risks of the potential Ensign acquisition (including accretion to key financial metrics and impacts to the company’s inventory, cash flow, operating cash flow, free cash flow, return of capital objectives, production, shareholder distribution capacity, leverage profile and credit rating); the timing of the potential acquisition; anticipated acquisition financing; tax treatment of the acquired assets; returns to investors (including future dividends and share repurchases, and the timing thereof), business strategy and other statements regarding management’s plans and objectives for future operations, are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “outlook,” “plan,” “positioned,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially from those projected, including, but not limited to: the delay or failure to consummate the Ensign transaction due to unsatisfied closing conditions or otherwise; the ultimate amount of cash consideration to be paid in the transaction due to purchase price adjustments or otherwise; the risk that, if acquired, the Ensign assets do not perform consistent with our expectations, including with respect to future production or drilling inventory; conditions in the oil and gas industry, including supply/demand levels for crude oil and condensate, NGLs and natural gas and the resulting impact on price; changes in expected reserve or production levels; changes in political or economic conditions in the U.S. and Equatorial Guinea, including changes in foreign currency exchange rates, interest rates, inflation rates and global and domestic market conditions; actions taken by the members of the Organization of the Petroleum Exporting Countries (OPEC) and Russia affecting the production and pricing of crude oil and other global and domestic political, economic or diplomatic developments; capital available for exploration and development; risks related to the Company’s hedging activities; voluntary or involuntary curtailments, delays or cancellations of certain drilling activities; well production timing; liabilities or corrective actions resulting from litigation, other proceedings and investigations or alleged violations of law or permits; drilling and operating risks; lack of, or disruption in, access to storage capacity, pipelines or other transportation methods; availability of drilling rigs, materials and labor, including the costs associated therewith; difficulty in obtaining necessary approvals and permits; the availability, cost, terms and timing of issuance or execution of, competition for, and challenges to, mineral licenses and leases and governmental and other permits and rights-of-way, and our ability to retain mineral licenses and leases; non-performance by third parties of contractual or legal obligations, including due to bankruptcy; unexpected events that may impact distributions from our equity method investees; changes in our credit ratings; hazards such as weather conditions, a health pandemic (including COVID-19), acts of war or terrorist acts and the government or military response thereto; security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business; changes in safety, health, environmental, tax and other regulations, requirements or initiatives, including initiatives addressing the impact of global climate change, air emissions, or water management; impacts of the Inflation Reduction Act of 2022; other geological, operating and economic considerations; and the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s 2021 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases, available at https://ir.marathonoil.com/. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.